UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 30, 2013 (Date of earliest event reported)
Asure Software, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20008 (Commission File Number)	74-2415696 (IRS Employer Identification Number)

110 Wild Basin Rd , Suite 100, Austin, TX (Address of principal executive offices)		78746 (Zip Code)
512-437-2700 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company held a special meeting of stockholders on September 30, 2013.  The stockholders considered one proposal, which is described in detail in its proxy statement, which was filed with the Securities and Exchange Commission on August 22, 2013.  The proposals voted upon and the results of those votes were the following:

Proposal 1: To ratify the issuance and sale of common stock to certain Asure Software directors and entities affiliated with them as part of the offering that Asure Software completed on May 30, 2013

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
$2,915,074	$133,268	$2,779	$0

Based on the above voting results, we expect that Nasdaq will in due course confirm to us that we are back in compliance with both the minimum equity test under Nasdaq Rule 5550 as a result of, and the shareholder approval requirement under Nasdaq Rule 5635(c) for, our May 2013 private placement (in which certain of our officers and directors, or their affiliates, participated).

  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: September 30, 2013	By:	/s/ Jennifer Crow
Jennifer Crow
Chief Financial Officer